Exhibit 10.6(d)

FOURTH AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of December 31, 2003, between INNKEEPERS USA TRUST, a Maryland real estate investment trust (“Company”), and JEFFREY H. FISHER (“Executive”), recites and provides as follows:

WHEREAS, the Company and Executive entered into an Employment Agreement effective February 1, 1997 and amended as of amended as of October 9, 1998, November 13, 2000 (“Employment Agreement”); and

WHEREAS, the parties have agreed to amend the Employment Agreement to provide for an increased Base Salary, an increase in bonus potential and to extend the term.

NOW, THEREFORE, in consideration of the premises and mutual obligations set forth herein and in the Employment Agreement, the parties hereto hereby agree as follows:

1. The first sentence of Section 3 of the Employment Agreement shall be deleted and replaced in its entirety with the following:

“The term of the Executive’s employment hereunder (the “Term”) shall expire on January 2, 2005, unless terminated earlier as provided herein.”

2. Section 4 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“The Executive shall devote substantially all of his time, attention and effort to the Company’s affairs; provided that, subject to the terms of that certain Covenant Not to Compete between Executive and the Company, dated as of December 1, 2003, the Company acknowledges that the Executive may, from time to time, be the principal owner and serve as a director of Innkeepers Hospitality Management, Inc. and/or one or more of its sister companies whose primary business is leasing and/or managing hotels, and that the Executive may devote business time to those companies; provided further that (i) such activities do not interfere with the performance of Executive’s duties hereunder; (ii) Executive does not serve as an officer or employee of Innkeepers Hospitality Management, Inc. or any other entity providing hotel management services to the Company, its affiliates or any entity in which the Company or its affiliates have an interest (a “KPA Manager”); and (iii) Executive does not receive any compensation for service as a director of any KPA Manager. The Executive shall have full authority and responsibility, subject to the general direction, approval and control of the Company’s Board of Trustees, for formulating policies and administering the Company in all respects.”

3. Section 5(a) of the Employment Agreement is hereby amended to provide for a annual Base Salary in 2004 of $350,000, subject to increase in each subsequent year of the Term as set forth in Section 5(a).

4. Section 5(b) is hereby deleted in its entirety and replaced with the following:

(b) Annual Bonus. In addition to the annual Base Salary in Section 5(a) above, the Executive shall be eligible for a cash bonus each year, payable on or before April 1 of the following year, determined as follows:

(i) The Executive shall be entitled to receive a cash bonus equal to $175,000 if the Company achieves funds from operations (“FFO”) per share for the year equal to ninety-five percent (95%) of the FFO per share budget for the year, as estimated by the Company and set forth in the budget presented to the Board of Trustees at the first Board meeting of the year;

(ii) The Executive shall be entitled to receive an additional cash bonus equal to $75,000 if the Company achieves FFO per share for the year equal to one-hundred percent (100%) of the FFO per share budget for the year, as estimated by the Company and set forth in the budget presented to the Board of Trustees at the first Board meeting of the year; and

(ii) The Executive shall be entitled to receive an additional cash bonus of up to $175,000 if and to the extent approved by the Compensation Committee of the Board.

5. The terms and provisions of the Employment Agreement shall not be deemed to have been changed except as expressly modified hereby, and as so modified the Employment Agreement shall remain in full force and effect.

6. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the 31st day of December, 2003.

THE COMPANY:

INNKEEPERS USA TRUST,
a Maryland real estate investment trust

By:	/s/ David Bulger
Its:	Executive Vice President, Chief Financial Officer and Treasurer

EXECUTIVE:

/s/ Jeffrey H. Fisher
Jeffrey H. Fisher

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